Exhibit 99.1

BioTime Subsidiary ReCyte Therapeutics, Inc. to Develop Therapies for Age-Related Cardiovascular and Blood Disorders

$4 Million Equity Financing

Company Plans Near-Term Commercialization of iPS Cell Banking Services that Reverse the Developmental Aging of Human Cells

ALAMEDA, Calif.--(BUSINESS WIRE)--January 3, 2011--BioTime, Inc. (NYSE Amex:BTX) today announced a $4 million equity financing by its subsidiary, Embryome Sciences, Inc. Concurrent with the financing, Embryome Sciences will be renamed ReCyte Therapeutics, Inc. and will develop therapeutic products for cardiovascular and blood diseases. The new equity financing is being led by a $2.5 million investment by private investors and a $1.5 million investment from BioTime that valued ReCyte Therapeutics at a post money valuation of $60 million on a fully diluted basis. ReCyte Therapeutics has also adopted a 4,000,000 share stock option plan for officers, directors, key employees, and key consultants. Following the transaction, BioTime will retain an ownership interest of approximately 95.15% of the outstanding shares of ReCyte Therapeutics.

BioTime expects to consolidate the research product business previously conducted through Embryome Sciences with the research products business conducted by BioTime’s subsidiary ES Cell International Pte Ltd. which already markets other research products such as human embryonic stem cell lines produced under GMP- compliant conditions.

The National Academy of Sciences has estimated that a potential 58 million Americans afflicted with cardiovascular disease and 30 million with autoimmune disorders could potentially benefit from stem cell-based therapies. Combined, this 88 million US target population is one of the largest and fastest growing markets due to the aging of the baby boom population. ReCyte Therapeutics will directly target these markets by utilizing its ReCyte™ technology to reverse the developmental aging of human cells, then to generate embryonic vascular and blood progenitors from the ReCyte cell lines for therapeutic use in age-related vascular and blood disorders such as coronary disease and heart failure. In 2011, ReCyte Therapeutics intends to begin to build a near-term revenue business by offering a service to reverse the developmental aging of human cells, and to generate blood and vascular progenitors, for cell banking purposes. Neither service in the cell banking business is expected to require lengthy FDA approval. With the capital obtained from the current equity financing, ReCyte Therapeutics will also begin preclinical studies to support future clinical trials of this new class of human therapeutics for vascular and blood disorders. These latter therapeutic uses of the cells will require testing and approval by regulatory agencies such as the FDA.

Background:

Human embryonic stem (hES) cells have the potential to generate all human cell types. Because they are isolated at the earliest stages of the development of human life, the clock of cellular aging located in the telomeric region of DNA is set at a youthful state through the activity of the enzyme telomerase. iPS cells are an alternative technology that begins with adult body cells, such as skin cells, that are modified such that they have the powerful properties of hES cells to become any cell type in the body. iPS cells have the advantages that they can be produced from a patient’s own cells in order to prevent transplant rejection. In addition, since iPS cells never involve the use of embryos, they obviate the ethical concerns voiced by some people in regard to the use of hES cells.

On March 16, 2010 BioTime and its collaborators announced the publication of a scientific paper titled "Spontaneous Reversal of Developmental Aging in Normal Human Cells Following Transcriptional Reprogramming." The article, which was released online in the peer-reviewed journal Regenerative Medicine demonstrated that the aging of human cells can be reversed with potentially significant implications for the development of new classes of iPS cell-based therapies targeting age-related degenerative disease. The on-line version of the article can be found at http://www.futuremedicine.com/doi/abs/10.2217/rme.10.21.

In the article, BioTime and its collaborators demonstrated the successful reversal of the developmental aging of normal human cells. Using precise genetic modifications, normal human cells were induced to reverse both the “clock” of differentiation (the process by which an embryonic stem cell becomes the many specialized differentiated cell types of the body), and the “clock” of cellular aging (telomere length). As a result, the iPS cells became young pluripotent stem cells with the potential of generating young body cell types that may be transplanted into a patient to replace the patient’s damaged or diseased tissues. ReCyte Therapeutics already has licenses for iPS technology, as well as its own proprietary ReCyte™ iPS technology, that it plans to use in this new field of research.

ReCyte Therapeutics plans to develop a manufacturing process for the large scale reprogramming of human skin cells by resetting telomere length and simultaneously resetting the cell’s stage of development to the embryonic state. The object of this aspect of the research and development will be to build a cost-effective manufacturing platform that will be the basis of a cell banking service planned for launch in 2011.

ReCyte Therapeutics will also develop primitive ReCyte™ cell-derived angioblasts and blood stem cells, which are cells believed to be capable of reconstituting and repairing age-related changes in the vascular and blood systems respectively. The young vascular-forming cells (angioblasts) will be tested in preclinical mouse models of accelerated aging to score their safety and efficacy in restoring blood flow in models of ischemia.

"The vascular system has long been regarded as the leading target of interventional gerontology," said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime, Inc. and ReCyte Therapeutics. "We anticipate that the first-in-class therapies that ReCyte Therapeutics intends to develop using technology based on telomere and stem cell research, may provide important new modalities for treatment of the largest cause of mortality in the United States."

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine. BioTime’s wholly owned subsidiary ES Cell International (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them along with a wide array of ACTCellerate™ cell lines, culture media, and differentiation kits for use in research. BioTime’s therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime’s majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure’s OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics is developing applications of BioTime’s proprietary iPS cell technology to reverse the developmental aging of human cells for cardiovascular and blood cell aging. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com